                    CHANGE OF CONTROL SEVERANCE AGREEMENT
                    -------------------------------------


     THIS AMENDED AND RESTATED AGREEMENT between Waban Inc., a Delaware corporation (the "Company"), and Allan P. Sherman ("Executive"), dated as of September 29, 1993.

     Executive is a key executive of the Company or a Subsidiary and an integral part of its management.

     The Company recognizes that the possibility of a change of control of the Company may result in the departure or distraction of management to the detriment of the Company and its shareholders.

     The Company wishes to assure Executive of fair severance should his employment terminate in specified circumstances following a change of control of the Company and to assure Executive of certain other benefits upon a change of control.

     In consideration of Executive's continued employment with the Company or a Subsidiary and other good and valuable consideration, the parties agree as follows:

     1.  Benefits Upon Change of Control.
         -------------------------------

     1.1.  In General.  Within 30 days following a Change of Control, whether
           ----------
or not Executive's employment has been terminated, the Company shall pay to Executive the following in a lump sum:

          (a) an amount equal to the "Target Bonus" under the Waban Inc. Management Incentive Plan or any other annual incentive plan which is applicable to Executive for the fiscal year in which the Change of Control occurs (or if Executive's title was changed to a level below that of Executive's Current Title within 180 days before the commencement of a Standstill Period, the "Target Bonus" applicable to Executive for the fiscal year in which such change occurred as if he continued to hold Executive's Current Title, if higher); and

          (b) if Executive is a participant in the Waban Inc. Long Range Management Incentive Plan or any other performance-based long-range incentive plan ("LRMIP") at the Change of Control, an amount with respect to each Award Period (as that term is defined in LRMIP) for which Executive has been designated as an LRMIP participant equal to 50 percent of the product of (i) the maximum award payable to Executive for such Award Period, as designated by the Company's Executive Compensation Committee under LRMIP (or, if Executive's title was changed to a level below that of Executive's Current Title within 180 days before the commencement of a Standstill Period, in the case of an Award Period which commences after such change, the maximum award payable to Executive for such Award Period shall be deemed to be the maximum award payable to Executive for the Award Period which commenced immediately prior to such change, if higher), and (ii) a fraction, the denominator of which is the total number of fiscal years in the Award Period and the numerator of which is the number of fiscal years which have elapsed in such Award Period prior to the Change of Control (for purposes of this fraction, if the Change of Control occurs during the first quarter of a fiscal year, then one-quarter of the fiscal year shall be deemed to have elapsed prior to the Change of Control, and if the Change of Control occurs after the first quarter of the fiscal year, then the full fiscal year shall be deemed to have elapsed prior to the Change of Control).

     1.2.  Benefits Following a Qualified Termination of Employment.
           --------------------------------------------------------
Executive shall be entitled to the following benefits upon a Qualified
Termination:

       (a) Within 30 days following the Date of Termination, the Company shall pay to Executive the following in a lump sum:

           (i) an amount equal to two times Executive's Base Salary for one year at the rate in effect immediately prior to the Date of Termination or the Change of Control (or if Executive's title was changed to a level below that of Executive's Current Title within 180 days before the commencement of a Standstill Period, the rate in effect immediately prior to such change), whichever is highest, plus the accrued and unpaid portion of Executive's Base Salary through the Date of Termination. Any payments made to Executive under any long term disability plan of the Company with respect to the two years following termination of employment shall be offset against such two times Base Salary payment. Executive shall promptly make reimbursement payments to the Company to the extent any such disability payments are received after the Base Salary payment; and

           (ii) an amount equal to two times Executive's automobile allowance for one year at the rate in effect immediately prior to the Date of Termination or the Change of Control (or if Executive's title was changed to a level below that of Executive's Current Title within 180 days before the commencement of a Standstill

           Period, the rate in effect immediately prior to such change), whichever is highest, plus any portion of Executive's auto allowance payable but unpaid through the Date of Termination; provided, that no payment shall be due under this subparagraph
           --------
           (iii) if Executive is entitled to use of an automobile under paragraph 1.2(c) below.

     (b) Until the second anniversary of the Date of Termination, the Company shall maintain in full force and effect for the continued benefit of Executive and his family all life insurance, medical insurance and disability plans and programs in which Executive was entitled to participate immediately prior to the Change of Control (or if Executive's title was changed to a level below that of Executive's Current Title within 180 days before the commencement of a Standstill Period, all such plans and programs in which Executive was entitled to participate immediately prior to such change, if the benefits thereunder are greater), provided that Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Executive is ineligible to participate in such plans or programs, the Company shall arrange upon comparable terms to provide Executive with benefits substantially similar to those which he is entitled to receive under such plans and programs. Notwithstanding the foregoing, the Company's obligations hereunder with respect to life, medical or disability coverage or benefits shall be deemed satisfied to the extent (but only to the extent) of any such coverage or benefits provided by another employer.

     (c) For a period of two years after the Date of Termination, the Company shall make available to Executive the use of any automobile that was made available to Executive prior to the Date of Termination, including ordinary replacement thereof in accordance with the Company's automobile policy in effect immediately prior to the Change of Control, or if Executive's title was changed to a level below that of Executive's Current Title within 180 days before the commencement of a Standstill Period, the Company shall make available to Executive the use of an automobile of a type comparable to the automobile that was made available to him immediately prior to such change (or, in lieu of making such automobile available, the Company may at its option pay to Executive the present value of its cost of providing such automobile).

     1.3.  Coordination With Certain Tax Rules.  Payments under Sections 1.1
           -----------------------------------
and 1.2 shall be made without regard to whether the deductibility of such payments (or any other payments to or for the benefit of Executive) would be limited or precluded by Internal Revenue Code Section 280G and without regard to whether such payments (or any other payments) would subject Executive to the federal excise tax levied on certain "excess parachute payments" under Internal Revenue Code Section 4999; provided, that if the
                                                    --------
total of all payments to or for the benefit of Executive, after reduction for all federal taxes (including the tax described in Internal Revenue Code
Section 4999, if applicable) with respect to such payments ("Executive's total after-tax payments"), would be increased by the limitation or elimination of any payment under Sections 1.1 or 1.2, amounts payable under Sections 1.1 and
1.2 shall be reduced to the extent, and only to the extent, necessary to maximize Executive's total after-tax payments. The determination as to whether and to what extent payments under Sections 1.1 or 1.2 are required to be reduced in accordance with the preceding sentence shall be made at the Company's expense by Coopers & Lybrand or by such other certified public accounting firm as the Executive Compensation Committee of the Company's Board of Directors may designate prior to a Change of Control. In the event of any underpayment or overpayment under Sections 1.1 or 1.2, as determined by Coopers & Lybrand (or such other firm as may have been designated in accordance with the preceding sentence), the amount of such underpayment or overpayment shall forthwith be paid to Executive or refunded to the Company, as the case may be, with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code.

     2.  Noncompetition; No Mitigation of Damages; Other Severance Payments;
         -------------------------------------------------------------------
Withholding.
- -----------

     2.1.  Noncompetition.  Upon a Change of Control, any agreement by
           --------------
Executive not to engage in competition with the Company subsequent to the termination of his employment, whether contained in an employment contract or other agreement, shall no longer be effective.

     2.2.  No Duty to Mitigate Damages.  Executive's benefits under this
           ---------------------------
Agreement shall be considered severance pay in consideration of his past service and his continued service from the date of this Agreement, and his entitlement thereto shall neither be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

     2.3.  Other Severance Payments.  Following a Change of Control, any
           ------------------------
rights of Executive under any agreement or plan with respect to uncompleted MIP or LRMIP periods or cycles shall be governed solely by this Agreement. Upon a Qualified Termination (as defined in this Agreement), all rights of Executive with respect to salary continuation, life insurance, medical insurance and disability benefits and auto allowance or auto lease benefits shall be governed solely by this Agreement.

     2.4.  Withholding.  Anything to the contrary notwithstanding, all
           -----------
payments required to be made by the Company hereunder to Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

     3.  Arbitration.  Any controversy or claim arising out of or relating to
         -----------
this Agreement, or the breach thereof, shall be settled exclusively by arbitration in Boston, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     4.  Legal Fees and Expenses.  The Company shall pay all legal fees and
         -----------------------
expenses, including but not limited to counsel fees, stenographer fees, printing costs, etc. reasonably incurred by Executive in contesting or disputing that the termination of his employment during a Standstill Period is for Cause or other than for good reason (as defined in paragraph (k) of Exhibit A) or in obtaining any right or benefit to which Executive is entitled under this Agreement. Any amount payable under this Agreement that is not paid when due shall accrue interest at the prime rate as from time to time in effect at the First National Bank of Boston, until paid in full.

     5.  Notice of Termination.  During a Standstill Period, Executive's
         ---------------------
employment may be terminated by the Company (or a Subsidiary) only upon 30 days' written notice to Executive.

     6.  Notices.  All notices shall be in writing and shall be deemed given
         -------
five days after mailing in the continental United States by registered or certified mail, or upon personal receipt after delivery, telex, telecopy or telegram, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

     To the Company:                   Waban Inc.
                                       One Mercer Road
                                       Natick, Massachusetts 01760
                                       Attention: Vice President-Finance

     To Executive:                     At his home address,
                                       as last shown on the
                                       records of the Company

     7.  Severability.  In the event that any provision of this Agreement
         ------------
shall be determined to be invalid or unenforceable, such provision shall be enforceable in any other jurisdiction in which valid and enforceable and in any event the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

     8.  General Provisions.
         ------------------

     8.1.  Binding Agreement.  This Agreement shall be binding upon and inure
           -----------------
to the benefit of the parties and be enforceable by Executive's personal or legal representatives or successors. If Executive dies while any amounts would still be payable to him hereunder, benefits would still be provided to his family hereunder or rights would still be exercisable by him hereunder as if he had continued to live, such amounts shall be paid to Executive's estate, such benefits shall be provided to Executive's family and such rights shall remain exercisable by Executive's estate in accordance with the terms of this Agreement. This Agreement shall not otherwise be assignable by Executive.

     8.2.  Successors.  This Agreement shall inure to and be binding upon the
           ----------
Company's successors. The Company will require any successor to all or substantially all of the business and/or assets of the Company by sale, merger (where the Company is not the surviving corporation), lease or otherwise, by agreement in form and substance satisfactory to Executive, to assume expressly this Agreement. If the Company shall not obtain such agreement prior to the effective date of any such succession, Executive shall have all rights resulting from termination by Executive for good reason (as defined in paragraph (k) of Exhibit A) under this Agreement. This Agreement shall not otherwise be assignable by the Company.

     8.3.  Amendment or Modification; Waiver.  This Agreement may not be
           ---------------------------------
amended unless agreed to in writing by Executive and the Company. No waiver by either party of any breach of this Agreement shall be deemed a waiver of a subsequent breach.

     8.4.  Titles.  No provision of this Agreement is to be construed by
           ------
reference to the title of any section.

     8.5.  Continued Employment.  This Agreement shall not give Executive any
           --------------------
right of continued employment or any right to compensation or benefits from the Company or any Subsidiary except the right specifically stated herein to certain severance and other benefits, and shall not limit the Company's (or a Subsidiary's) right to change the terms of or to terminate Executive's employment, with or without Cause, at any time other than during a Standstill Period, except as may be otherwise provided in a written employment agreement between the Company (or a Subsidiary) and Executive.

     8.6.  Termination of Agreement Outside of Standstill Period.  This
           -----------------------------------------------------
Agreement shall be automatically terminated upon the first to occur of (i) the termination of Executive's employment for any reason, whether voluntary or involuntary, at any time other than during a Standstill Period or (ii) the 180th day after a change in Executive's title to a level below that of Executive's Current Title unless a Standstill Period was in effect on the date of such change or within 180 days thereafter.

     8.7.  Prior Agreement.  This Agreement shall supersede and replace any
           ---------------
prior change of control severance agreement between the Company or any of its subsidiaries, or any predecessor, and Executive.

     8.8.  Binding on Successors.  This Agreement shall be binding on any
           ---------------------
successor to all or substantially all of the Company's business or assets.

     8.9.  Definitions.  The terms defined in Exhibits A and B hereto are used
           -----------
herein as so defined.

     8.10.  Governing Law.  The validity, interpretation, performance and
            -------------
enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                WABAN INC.


                                By /s/ Herbert J. Zarkin
                                  -------------------------

                                   /s/ Allan Sherman
                                  -------------------------
                                  Executive

                                                       EXHIBIT A
                                                       ---------

                                 Definitions
                                 -----------

     The following terms as used in this Agreement shall have the following meanings:

     (a) "Base Salary" shall mean Executive's annual base salary, exclusive of any bonus or other benefits he may receive.

     (b) "Cause" shall mean dishonesty, conviction of a felony, gross neglect of duties (other than as a result of Disability or death), or conflict of interest which conflict shall continue for 30 days after the Company gives written notice to Executive requesting the cessation of such conflict.

     In respect of any termination during a Standstill Period, Executive shall not be deemed to have been terminated for Cause until the later to occur of
(i) the 30th day after notice of termination is given and (ii) the delivery to Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Company's directors at a meeting called and held for that purpose (after reasonable notice to Executive), and at which Executive together with his counsel was given an opportunity to be heard, finding that Executive was guilty of conduct described in the definition of "Cause" above, and specifying the particulars thereof in detail; provided,
                                                                 --------
however, that the Company may suspend Executive and withhold payment of his
- -------
Base Salary from the date that notice of termination is given until the earliest to occur of (a) termination of Executive for Cause effected in accordance with the foregoing procedures (in which case Executive shall not be entitled to his Base Salary for such period), (b) a determination by a majority of the Company's directors that Executive was not guilty of the conduct described in the definition of "Cause" above (in which case Executive shall be reinstated and paid any of his previously unpaid Base Salary for such period), or (c) the 90th day after notice of termination is given (in which case Executive shall be reinstated and paid any of his previously unpaid Base Salary for such period).

     (c) "Change of Control" shall have the meaning set forth in Exhibit B.

     (d)(1) "Company" shall mean Waban Inc. or any successor.

     (d)(2) "Committee" shall mean the Executive Compensation Committee or other Committee of the Board of

Directors of the Company then administering the Waban 1989 Stock Incentive Plan or any successor plan.

     (e) "Current Title" shall mean Executive's title on the date 180 days prior to the commencement of a Standstill Period.

     (f) "Date of Termination" shall mean the date on which Executive's employment is terminated.

     (g) "Disability" shall have the meaning given it in the Company's long-term disability plan. Executive's employment shall be deemed to be terminated for Disability on the date on which Executive is entitled to receive long-term disability compensation pursuant to such long-term disability plan.

     (h) "Executive" shall have the meaning set forth in the first paragraph of this Agreement.

     (i) "Incapacity" shall mean a disability (other than Disability within the meaning of the immediately preceding definition) or other impairment of health that renders Executive unable to perform his duties to the satisfaction of the Executive Compensation Committee of the Board of Directors of the Company. If by reason of Incapacity Executive is unable to perform his duties for at least six months in any 12-month period, upon written notice by the Company the employment of Executive shall be deemed to have terminated by reason of Incapacity.

     (j) "Qualified Termination" shall mean the termination of Executive's employment during a Standstill Period (1) by the Company other than for Cause, or (2) by Executive for good reason, or (3) by reason of death, Incapacity or Disability.

     For purposes of this definition, termination for "good reason" shall mean the voluntary termination by Executive of his employment (A) within 120 days after the occurrence without Executive's express written consent of any of the events described in clauses (I), (II), (III), (IV), (V) or (VI) below, provided that Executive gives notice to the Company at least 30 days in advance requesting that the situation described in those clauses be remedied, and the situation remains unremedied upon expiration of such 30-day period;
(B) within 120 days after the occurrence without Executive's express written consent (which must expressly refer to such consent as being given under this Agreement) of the events described in clauses (VII) or (VIII) below, provided that Executive gives notice to the Company at least 30 days in advance; or (C) upon occurrence of the events described in clause (IX) below, provided that Executive gives notice to the Company at least 30 days in advance:

     (I) the assignment to him of any duties inconsistent with his positions, duties, responsibilities, reporting requirements, and status with the Company (or a Subsidiary) immediately prior to a Change of Control, or a substantive change in Executive's titles or offices as in effect immediately prior to a Change of Control, or any removal of Executive from or any failure to reelect him to such positions, except in connection with the termination of Executive's employment by the Company (or a Subsidiary) for Cause or by Executive other than for good reason; or any other action by the Company (or a Subsidiary) which results in a diminishment in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company or the Subsidiary promptly after receipt of notice thereof given by Executive; or

    (II) if Executive's rate of Base Salary for any fiscal year is less than 100 percent of the rate of Base Salary paid to Executive in the completed fiscal year immediately preceding the Change of Control, or if Executive's total cash compensation opportunities, including salary and incentives, for any fiscal year are less than 100 percent of the total cash compensation opportunities made available to Executive in the completed fiscal year immediately preceding the Change of Control, unless any reduction represents an overall reduction in the rate of Base Salary paid or cash compensation opportunities made available, as the case may be, to executives in the same organizational level (it being the Company's burden to establish this fact); or

   (III) the failure of the Company (or a Subsidiary) to continue in effect any benefits or perquisites, or any pension, life insurance, medical insurance or disability plan in which Executive was participating immediately prior to a Change of Control unless the Company (or a Subsidiary) provides Executive with a plan or plans that provide substantially similar benefits, or the taking of any action by the Company (or a Subsidiary) that would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by

          Executive immediately prior to a Change of Control, unless the elimination or reduction of any such benefit, perquisite or plan affects all other executives in the same organizational level (it being the Company's burden to establish this fact); or

    (IV) any purported termination of Executive's employment by the Company (or a Subsidiary) for Cause during a Standstill Period which is not effected in compliance with paragraph (b) of this Exhibit; or

     (V) any relocation of Executive of more than 40 miles from the place where Executive was located at the time of the Change of Control; or

    (VI)  any other breach by the Company of any provision of this Agreement;
          or

   (VII) the Company sells or otherwise disposes of, in one transaction or a series of related transactions, assets or earning power aggregating more than 30 percent of the assets (taken at asset value as stated on the books of the Company determined in accordance with generally accepted accounting principles consistently applied) or earning power of the Company (on an individual basis) or the Company and its subsidiaries (on a consolidated basis) to any other Person or Persons (as those terms are defined in Exhibit B); or

  (VIII) if Executive is employed by a Subsidiary of the Company, such Subsidiary either ceases to be a Subsidiary of the Company or sells or otherwise disposes of, in one transaction or a series of related transactions, assets or earning power aggregating more than 30 percent of the assets (taken at asset value as stated on the books of the Subsidiary determined in accordance with generally accepted accounting principles consistently applied) or earning power of such Subsidiary (on an individual basis) or such Subsidiary and its subsidiaries (on a consolidated basis) to any other Person or Persons (as those terms are defined in Exhibit B); or

     (IX) the voluntary termination by Executive of his employment (i) at any time within one year after the Change of Control or (ii) at any time during the second year after the Change of Control until the Company (or a Subsidiary) offers Executive an employment contract having a minimum two-year duration which provides Executive with substantially the same title, responsibilities, annual and long-range compensation, benefits and perquisites that he had immediately prior to the Standstill Period. Notwithstanding the foregoing, the Board of Directors of the Company may expressly waive the application of this clause (IX) if it waives the applicability of substantially similar provisions with respect to all persons with whom the Company has a written severance agreement (or may condition its application on any additional requirements or employee agreements which such Board shall in its discretion deem appropriate in the circumstances). However, in the case of a Change of Control pursuant to paragraph (e) of the definition of Change of Control, any such waiver or conditions shall not extend beyond 11 months following the Change of Control. The determination of whether to waive or impose conditions on the application of this clause (IX) shall be within the complete discretion of the Board of Directors of the Company but shall be made prior to the Change of Control.

      (k) "Standstill Period" shall be the period commencing on the date of a Change of Control and continuing until the close of business on the last business day of the 24th calendar month following such Change of Control.

      (l) "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock.

                                   EXHIBIT B
                                   ---------

                        Definition of Change of Control
                        -------------------------------


       "Change of Control" shall mean the occurrence of any one of the following events:

            (a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or in any other filing under the Exchange Act; provided, however, that no transaction
                                      --------  -------
       shall be deemed to be a Change of Control (i) if the person or each member of a group of persons acquiring control is excluded from the definition of the term "Person" hereunder or (ii) unless the Committee shall otherwise determine prior to such occurrence, if the Executive or an Executive Related Party is the Person or a member of a group constituting the Person acquiring control; or

            (b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company's Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; provided, however, that unless the Committee shall
                           --------  -------
       otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control if the Executive or an Executive Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

            (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company's Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; or

            (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the Committee, no
       --------  -------
       transaction shall constitute a Change of Control if, immediately after such transaction, the Executive or any Executive Related Party shall own equity securities of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Executive and any Executive Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of
                                       --------  -------
       this paragraph (d), if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement); or

            (e) substantially all the assets of the HomeBase division are acquired by any Person other than one or more Subsidiaries of the Company or the Company discontinues the business of the HomeBase division.

       In addition, for purposes of this Exhibit B the following terms have the meanings set forth below:

       "Common Stock" shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

       A Person shall be deemed to be the "owner" of any Common Stock:

            (i) of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, as in effect on March 1, 1989; or

            (ii) of which such Person would be the "beneficial owner" for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

            (iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1, 1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

       "Person" shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989; provided, however, that the term "Person"
                                      --------  -------
  shall not include (a) any individuals who are descendants of Max Feldberg or Morris Feldberg, (b) any relatives of the fourth degree of consanguinity or closer of such descendants or (c) custodians, trustees or legal representatives of such persons.

       An "Executive Related Party" shall mean any affiliate or associate of the Executive other than the Company or a Subsidiary of the Company. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Company).

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